EXHIBIT 10.2

DUKE REALTY CORPORATION

2011 NON-EMPLOYEE DIRECTORS COMPENSATION PLAN

DUKE REALTY CORPORATION

2011 NON-EMPLOYEE DIRECTORS COMPENSATION PLAN

ARTICLE 1 PURPOSE		1
1.1	Purpose	1
1.2	Eligibility	1
ARTICLE 2 DEFINITIONS		1
2.1	Definitions	1
ARTICLE 3 ADMINISTRATION		3
3.1	Administration	3
3.2	Reliance	3
3.3	Indemnification	3
ARTICLE 4 SHARES		4
4.1	Source of Shares for the Plan	4
ARTICLE 5 RETAINERS AND EXPENSES		4
5.1	Base Annual Retainer	4
5.2	Supplemental Annual Retainer	5
5.3	Travel Expense Reimbursement	5
ARTICLE 6 LONG-TERM EQUITY COMPENSATION		5
6.1	Initial Grant of Restricted Stock Units	5
6.2	Annual Grant of Restricted Stock Units	5
6.3	Vesting	6
6.4	Conversion to Common Stock	6
6.5	Restrictions on Transfer	6
6.6	Rights as Stockholder	6
6.7	Dividend Equivalents	6
6.8	Award Certificates	7
ARTICLE 7 AMENDMENT, MODIFICATION AND TERMINATION		7
7.1	Amendment, Modification and Termination	7
ARTICLE 8 GENERAL PROVISIONS		7
8.1	Adjustments	7
8.2	Duration of the Plan	7
8.3	Expenses of the Plan	7
8.4	Status of the Plan	8
8.5	Effective Date	8

DUKE REALTY CORPORATION

2011 NON-EMPLOYEE DIRECTORS COMPENSATION PLAN

ARTICLE 1

PURPOSE

1.1.    PURPOSE.  The purpose of the Duke Realty Corporation 2011 Non-Employee Directors Compensation Plan is to attract, retain and compensate highly-qualified individuals who are not employees of Duke Realty Corporation or any of its Affiliates for service as members of the Board by providing them with competitive compensation and an ownership interest in the Common Stock of the Company. The Company intends that the Plan will benefit the Company and its stockholders by allowing Non-Employee Directors to have a personal financial stake in the Company through an ownership interest in the Common Stock and will closely associate the interests of Non-Employee Directors with that of the Company’s stockholders. From and after the Effective Date, this Plan supersedes the Duke Realty Corporation 2005 Non-Employee Directors Compensation Plan.

1.2.    ELIGIBILITY.  Non-Employee Directors of the Company who are Eligible Participants, as defined below, shall automatically be participants in the Plan.

ARTICLE 2

DEFINITIONS

2.1.    DEFINITIONS.  Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

“Affiliate” has the meaning given such term in the Equity Incentive Plan.

“Base Retainer” means the Retainer payable by the Company to a Non-Employee Director pursuant to Section 5.1 hereof for service as a director of the Company (i.e., excluding any Supplemental Retainer), as such amount may be changed from time to time.

“Board” means the Board of Directors of the Company.

“Change in Control” has the meaning given such term in the Equity Incentive Plan.

“Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific Section of the Code or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future law, legislation or regulation amending, supplementing or superseding such Section or regulation.

“Committee” has the meaning given such term in the Equity Incentive Plan.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company” means Duke Realty Corporation, an Indiana corporation.

“Disability” shall have the meaning given such term in Section 409A of the Code without giving effect to any elective provisions that may be available under such definition. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of a Non-Employee Director’s condition.

“Director Retirement” means retirement of the director on or after attaining the age of 55. Notwithstanding the foregoing, retirement of a Non-Employee Director shall not be deemed to have occurred unless it constitutes a “separation from service” within the meaning of Section 409A of the Code, without giving effect to any elective provisions that may be available under such definition.

“Directors’ Deferred Compensation Plan” means the Directors’ Deferred Compensation Plan of Duke Realty Corporation, as amended from time to time, or any other deferred compensation plan approved by the Company’s Board and designated as the Directors’ Deferred Compensation Plan for purposes of this Plan.

“Effective Date” has the meaning set forth in Section 8.5 of the Plan.

“Eligible Participant” means any person who is a Non-Employee Director on the Effective Date or becomes a Non-Employee Director while this Plan is in effect; except that during any period a director is prohibited from participating in the Plan by his or her employer or otherwise waives participation in the Plan, such director shall not be an Eligible Participant.

“Equity Incentive Plan” means the Duke Realty Corporation Amended and Restated 2005 Long-Term Incentive Plan, or any subsequent equity compensation plan approved by the Company’s stockholders and designated as the Equity Incentive Plan for purposes of this Plan.

“Fair Market Value” has the meaning given such term in the Equity Incentive Plan.

“Lead Director” means the Non-Employee Director who has been designated by the Board as the Lead Director for the Plan Year in question. The Board may change the designation of Lead Director from time to time.

“Non-Employee Director” means a director of the Company who is not an employee of the Company or of any of its Affiliates.

“Plan” means this Duke Realty Corporation 2011 Non-Employee Directors Compensation Plan, as amended from time to time.

“Plan Year” means the twelve-month period ending on April 30 of each year which, for purposes of the Plan, is the period for which Retainers are earned.

“Restricted Stock Units” represent the right to receive shares of Common Stock at a designated future date and after the applicable restrictions have expired, as provided in Article 6 of the Plan. Each Restricted Stock Unit represents the right to receive one share of Common Stock in the future.

“Retainer” means the Base Retainer and the Supplemental Retainers.

“Shares” has the meaning given such term in the Equity Incentive Plan.

“Supplemental Retainer” means the Retainer payable by the Company to a Non-Employee Director pursuant to Section 5.2 hereof for service as Lead Director, service as a chair of a committee of the Board, or service as a member of more than one committee of the Board, as such amount may be changed from time to time.

ARTICLE 3

ADMINISTRATION

3.1.    ADMINISTRATION.  The Plan shall be administered by a committee of the Board consisting solely of independent directors within the meaning of Section 303A of the New York Stock Exchange Listed Company Manual and who also qualify as “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “Committee”). Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s interpretation of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding upon all parties concerned including the Company, its stockholders and persons granted awards under the Plan. The Committee may appoint a plan administrator to carry out the ministerial functions of the Plan, but the administrator shall have no other authority or powers of the Committee.

3.2.    RELIANCE.  In administering the Plan, the Committee may rely upon any information furnished by the Company, its public accountants and other experts. No individual will have personal liability by reason of anything done or omitted to be done by the Company or the Committee in connection with the Plan. This limitation of liability shall not be exclusive of any other limitation of liability to which any such person may be entitled under the Company’s certificate of incorporation or otherwise.

3.3.    INDEMNIFICATION.  Each person who is or has been a member of the Committee or who otherwise participates in the administration or operation of this Plan shall be indemnified by the Company against, and held harmless from, any loss, cost, liability or expense that may be imposed upon or incurred by him or her in connection with or resulting from any claim, action, suit or proceeding in which such person may be involved by reason of any action taken or failure to act under the Plan and shall be fully reimbursed by the Company for any and all amounts paid by such person in satisfaction of judgment against him or her in any such action, suit or proceeding, provided he or she will give the Company an opportunity, by written notice to the Board, to defend the same at the Company’s own expense before he or she undertakes to defend it on his or her own behalf. This right of indemnification shall not be exclusive of any other rights of indemnification to which any such person may be entitled under the Company’s certificate of incorporation, bylaws, contract or Indiana law.

ARTICLE 4

SHARES

4.1.    SOURCE OF SHARES FOR THE PLAN.  The Restricted Stock Units and shares of Common Stock that may be issued pursuant to the Plan shall be issued under the Equity Incentive Plan, subject to all of the terms and conditions of the Equity Incentive Plan. The terms contained in the Equity Incentive Plan are incorporated into and made a part of this Plan with respect to Restricted Stock Units granted pursuant hereto and any such awards shall be governed by and construed in accordance with the Equity Incentive Plan. In the event of any actual or alleged conflict between the provisions of the Equity Incentive Plan and the provisions of this Plan, the provisions of the Equity Incentive Plan shall be controlling and determinative. This Plan does not constitute a separate source of shares for the grant of the equity awards described herein.

ARTICLE 5

RETAINERS AND EXPENSES

5.1.    BASE RETAINER.  Each Eligible Participant shall be paid a Base Retainer for service as a director during each Plan Year. The amount and form of payment of the Base Retainer shall be established from time to time by the Committee. Until changed by the Committee, the Base Retainer shall be $75,000 per year, payable in cash; provided, however, that Eligible Participants shall be given an annual election to receive the Base Retainer for the next Plan Year wholly in Shares, subject to availability under the Equity Incentive Plan. Unless deferred pursuant to the Directors’ Deferred Compensation Plan, the Base Retainer shall be paid on a quarterly basis as soon as practicable, but in any event within 60 days following the end of a calendar quarter for the prior quarter’s service. The number of Shares, if any, to be granted to an Eligible Participant as Base Retainer for a calendar quarter shall be determined by dividing $18,750 by the Fair Market Value of one share of Common Stock as of the last business day of the calendar quarter to which the Base Retainer relates, and rounding up to the nearest whole Share. The Base Retainer shall be payable beginning with the first quarter in which a Non-Employee Director is an Eligible Participant, with no pro-rata reduction based on a partial quarter of service or eligibility.

Non-Employee Directors may elect to defer their Base Retainer under and pursuant to the terms of the Directors’ Deferred Compensation Plan.

5.2.    SUPPLEMENTAL RETAINER.  Any Non-Employee Director who serves as the Lead Director or as the chair of a committee of the Board or who serves as a member of more than one committee of the Board shall be paid a Supplemental Retainer, payable in cash, as provided herein. Unless deferred pursuant to the Directors’ Deferred Compensation Plan, such Supplemental Retainer shall be paid on a quarterly basis as soon as practicable, but in any event within 60 days following the end of a calendar quarter for the prior quarter’s service. The amount of the Supplemental Retainer shall be established from time to time by the Committee. Until changed by the Committee, the Supplemental Retainer for a full Plan Year shall be as follows:

Service Description	Amount
Lead Director/Governance Committee Chair	$12,000
Audit Committee Chair	$15,000
Executive Compensation Committee Chair	$10,000
Financial Committee Chair	$10,000
Member of more than one Board committee	$5,000

Non-Employee Directors may elect to defer their Supplemental Retainer(s) under and pursuant to the terms of the Directors’ Deferred Compensation Plan.

5.3.    TRAVEL EXPENSE REIMBURSEMENT.  All Non-Employee Directors shall be reimbursed for reasonable travel expenses (including spouse’s expenses to attend events to which spouses are invited) in connection with attendance at meetings of the Board and its committees, or other Company functions at which the Chair of the Board or the Chief Executive Officer requests the Non-Employee Director to participate.

ARTICLE 6

LONG-TERM EQUITY COMPENSATION

6.1.    INITIAL GRANT OF RESTRICTED STOCK UNITS.  On the effective day of a Non-Employee Director’s first appointment to the Board, he or she will receive an award of Restricted Stock Units. The number of Restricted Stock Units to be so awarded shall be determined by dividing $50,000 by the Fair Market Value of one share of Common Stock on such date. Such Restricted Stock Units shall be subject to the terms and restrictions described below in this Article 6, shall be in addition to any otherwise applicable annual grant of Restricted Stock Units granted to such Non-Employee Director under Section 6.2, and are subject to share availability under the Equity Incentive Plan.

6.2.    ANNUAL GRANT OF RESTRICTED STOCK UNITS.  On the Effective Date and on February 10 of each subsequent calendar year, each Eligible Participant in service on that date will receive an award of Restricted Stock Units. The number of Restricted Stock Units to be so awarded shall be determined by dividing $75,000 by the Fair Market Value of one share of Common Stock on such date. Such Restricted Stock Units shall be subject to the terms and restrictions described below in this Article 6, and are subject to share availability under the Equity Incentive Plan.

6.3.    VESTING.  Restricted Stock Units granted to an Eligible Participant under the Plan shall be credited to a bookkeeping account on behalf of the participant. Restricted Stock Units granted pursuant to Section 6.1 shall vest and become non-forfeitable on the second anniversary of the date of grant; Restricted Stock Units granted pursuant to Section 6.2 shall vest and become non-forfeitable on the first anniversary of the date of grant; and Restricted Stock Units granted pursuant to Section 6.1 or 6.2 shall vest, if earlier than the aforementioned anniversary date: (i) upon the grantee’s separation from service from the Company due to his or her death, Disability or Director Retirement, or (ii) upon the occurrence of a Change in Control (in any such case, the “Vesting Date”). If the grantee’s service as a director of the Company (whether or not in a Non-Employee Director capacity) terminates prior to vesting other than by reason of his or her death, Disability or Director Retirement or the occurrence of a Change in Control, then the grantee shall forfeit all of his or her right, title and interest in and to any unvested Restricted Stock Units as of the date of such termination from the Board and such Restricted Stock Units shall be reconveyed to the Company without further consideration or any act or action by the grantee.

6.4.    CONVERSION TO COMMON STOCK.  Unless forfeited prior to the Vesting Date or deferred under and pursuant to the terms of the Directors’ Deferred Compensation Plan, Restricted Stock Units shall be converted to actual shares of Common Stock on the Vesting Date. In that case, stock certificates evidencing the conversion of Restricted Stock Units into shares of Common Stock shall be registered on the books of the Company in the Non-Employee Director’s name as of the Vesting Date and delivered to the Non-Employee Director as soon as practicable thereafter. Such conversion to Common Stock may be deferred pursuant to the Directors’ Deferred Compensation Plan.

6.5.    RESTRICTIONS ON TRANSFER.  Restricted Stock Units granted under the Plan may not be pledged, hypothecated or otherwise encumbered to or in favor of any party other than the Company or an Affiliate, or be subjected to any lien, obligation or liability of the holder to any other party other than the Company or an Affiliate. Restricted Stock Units granted under the Plan are not assignable or transferable by a Non-Employee Director other than by will or the laws of descent and distribution.

6.6.    RIGHTS AS STOCKHOLDER.  A Non-Employee Director shall not have voting, dividend or any other rights as a stockholder of the Company with respect to the Restricted Stock Units. Upon conversion of the Restricted Stock Units into shares of Common Stock, the Non-Employee Director will obtain full voting, dividend and other rights as a stockholder of the Company.

6.7.    DIVIDEND EQUIVALENTS.  If and when dividends or distributions are paid with respect to the Common Stock, Non-Employee Directors holding Restricted Stock Units under this Plan shall be credited with additional Restricted Stock Units (“Additional Restricted Stock Units”) equal to the dollar amount or fair market value of such dividends or distributions paid with respect to that number of shares of Common Stock represented by his or her Restricted Stock Units and Additional Restricted Stock Units immediately prior to such dividend or distribution. The number of Additional Restricted Stock Units to be so credited shall be determined by dividing (i) the dollar amount or fair market value of such dividends or distributions, by (ii) the Fair Market Value of one share of Common Stock as of the payment date of such dividend or distribution. Any such Additional Restricted Stock Units so credited shall be immediately vested when credited to the Non-Employee Director’s account, but will be converted to actual shares of Common Stock on the earlier of (i) the same date as the original Restricted Stock Units with respect to which they were credited are converted to Common Stock, or (ii) if such original Restricted Stock Units fail to vest and are therefore forfeited, as soon as practicable, but in any event within 60 days, after the date on which the original Restricted Stock Units were forfeited.

6.8.    AWARD CERTIFICATES. All awards of Restricted Stock Units shall be evidenced by a written Award Certificate between the Company and the Non-Employee Director, which shall include such provisions, not inconsistent with the Plan or the Equity Incentive Plan, as may be specified by the Committee.

ARTICLE 7

AMENDMENT, MODIFICATION AND TERMINATION

7.1.    AMENDMENT, MODIFICATION AND TERMINATION.  The Committee may terminate or suspend the Plan at any time, without stockholder approval. The Committee may amend the Plan at any time and for any reason without stockholder approval; provided, however, that the Committee may condition any amendment on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations. Except as provided in Section 9.1, no termination, modification or amendment of the Plan may, without the consent of a Non-Employee Director, adversely affect a Non-Employee Director’s rights under an award granted prior thereto.

ARTICLE 8

GENERAL PROVISIONS

8.1.    ADJUSTMENTS.  The adjustment provisions of the Equity Incentive Plan shall apply with respect to awards of Restricted Stock Units outstanding or to be granted pursuant to this Plan.

8.2.    DURATION OF THE PLAN.  The Plan shall remain in effect until April 30, 2015 unless terminated earlier by the Committee.

8.3.    EXPENSES OF THE PLAN.  The expenses of administering the Plan shall be borne by the Company.

8.4.    STATUS OF THE PLAN.  The provisions of Articles 6 of the Plan are intended to be a nonqualified, unfunded plan of deferred compensation under the Code. Plan benefits shall be paid from the general assets of the Company or as otherwise directed by the Company. A participant shall have the status of a general unsecured creditor of the Company with respect to his or her right to receive Common Stock or other payment upon settlement of the Restricted Stock Units granted under the Plan. No right or interest in the Restricted Stock Rights shall be subject to the claims of creditors of the Non-Employee Director or to liability for the debts, contracts or engagements of the Non-Employee Director, or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Plan shall prevent transfers by will or by the applicable laws of descent and distribution. To the extent that any participant acquires the right to receive payments under the Plan (from whatever source), such right shall be no greater than that of an unsecured general creditor of the Company. Participants and their beneficiaries shall not have any preference or security interest in the assets of the Company other than as a general unsecured creditor.

8.5.    EFFECTIVE DATE.  The Plan shall become effective on January 1, 2011 (the “Effective Date”).

DUKE REALTY CORPORATION

By:
Dennis D. Oklak
Chairman of the Board and Chief Executive Officer